UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2005

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 21, 2005, the Compensation Committee of the Board of Directors of Baxter International Inc. (the “Company”) and, on February 22, 2005, the independent directors of the Board of Directors with respect to the Chief Executive Officer’s compensation, approved the following compensatory arrangements for the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K):

Executive Officer	2004 Cash Bonus	2005 Salary
Robert L. Parkinson, Jr. Chairman and Chief Executive Officer	$916,666	$1,140,000
John J. Greisch Corporate Vice President and Chief Financial Officer	$368,700	$520,000
Carlos del Salto Corporate Vice President, President, International/Asia	$172,060	$490,000
David F. Drohan Corporate Vice President, President, Medication Delivery	$172,060	$480,000
James E. Utts Corporate Vice President, President, Europe	$225,400	$420,000

Also on February 21, 2005, the Compensation Committee approved a one-time, discretionary cash bonus for David F. Drohan, Corporate Vice President, President, Medication Delivery in consideration for Mr. Drohan’s agreement to postpone his retirement from the Company until March 31, 2005. The amount of the discretionary cash bonus is $100,000, which approximates Mr. Drohan’s prorated target bonus for the first quarter of 2005, and would be paid in April 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
(Registrant)

By:	/s/ Marla S. Persky
Marla S. Persky
Acting General Counsel and Acting
Corporate Secretary

Date: February 25, 2005